Exhibit 99.1

News Release
Nasdaq-GM — “TEAM”
FOR IMMEDIATE RELEASE, Wednesday, May 23, 2007
TechTeam Global to Acquire NewVectors LLC
TechTeam Government Solutions to enhance its service portfolio and deepen its mission-critical domain expertise within the Department of Defense with acquisition
CHANTILLY, VIRGINIA, May 23, 2007...TechTeam Government Solutions, Inc., a provider of information technology (IT) services to federal, state and local markets and a wholly-owned subsidiary of TechTeam Global, Inc. (Nasdaq: TEAM), announced today that it has signed a definitive agreement to acquire NewVectors LLC (NewVectors), a subsidiary of Altarum Institute and a provider of advanced research, analysis and consulting services. It is anticipated that the acquisition will be completed by May 31, 2007.
Headquartered in Ann Arbor, Michigan, and with annual revenue of approximately $34 million, NewVectors provides business transformation, logistics modernization, and modeling and simulation services primarily to the Department of Defense. The company’s highly skilled work force of over 150 employees provides support primarily in the areas of supply chain engineering, acquisition support, modeling and simulation, agent-based complex systems and change management.
The acquisition combines the specialized domain expertise and organizational transformation capabilities of NewVectors with TechTeam Government Solutions’ proven information technology skills, enabling TechTeam to provide world-class solutions to an extended customer base within the Department of Defense, U.S. Federal Government and commercial entities. Following the acquisition, NewVectors will operate as a division of TechTeam Government Solutions, which will have combined revenue of approximately $83 million.
The terms of the transaction include a purchase price of $40.75 million. TechTeam expects to use $5.75 million of its available cash and borrow $35 million to fund the acquisition. TechTeam anticipates that the acquisition will be accretive to its earnings by approximately $0.04 — $0.07 for the fiscal year ending December 31, 2007. Complete terms of the transaction will be contained in a Form 8-K filing to be made by TechTeam with the U.S. Securities and Exchange Commission.
“We are pleased to welcome NewVectors to TechTeam Government Solutions,” said Dennis J. Kelly, Jr., President of TechTeam Government Solutions, Inc. “We consider this acquisition to be a highly strategic transaction for both TechTeam Government Solutions and NewVectors. We believe that NewVectors’ capabilities in business transformation and logistics perfectly complement our skill sets, and we expect to be able to cross-market and leverage our respective capabilities and customers to deliver strong future growth.”
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

News Release
W. Deane Stanley III, President and Chief Executive Officer of NewVectors said, “The NewVectors management team was involved in the selection of its purchaser, and we endorsed the acquisition by TechTeam Government Solutions because we strongly believe that the synergy created by merging our two organizations will broaden our capabilities across the Department of Defense market.”
“This acquisition enhances our position in the government market by moving us closer to our goal of being a mid-tier services provider. Furthermore, we look to leverage the change management and business process re-engineering skill sets that NewVectors brings to us into our commercial client base. We are very excited to add NewVectors to our global team,” said William C. (Chris) Brown, President and Chief Executive Officer of TechTeam Global, Inc.
Houlhan Lokey’s Aerospace Defense Government Group is the financial advisor to the seller on the transaction.
TechTeam Global will host a teleconference call to discuss this announcement at 4:30 p.m. EDT on Wednesday, May 23, 2007. To participate in the teleconference, including the question and answer session that will follow the announcement and discussion, please call 866-356-3377. (Outside the United States, call +1-617-597-5392.) When prompted, enter the passcode: 56381727.
To access a simultaneous Web cast of the teleconference, go to the TechTeam Global Web site at http://www.techteam.com/investors and click on the Web cast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.
A taped replay of the call will be available beginning at approximately 6:30 p.m. EDT on Wednesday, May 23, 2007. This toll-free replay will be available until 11:59 p.m. EDT, Wednesday, June 6, 2007. To listen to the teleconference replay, call 888-286-8010. (Outside the United States, call +1-617-801-6888.) When prompted, enter the passcode: 24590500.
NewVectors LLC is a trusted provider of advanced research, analysis and consulting services, providing the tools and techniques customers need to achieve mission and business performance while managing risk. Formed in April 2006, NewVectors continues a 50-year tradition of helping government leaders and program managers create agile enterprises that accelerate mission and business performance. For more information, please visit www.newvectors.net.
TechTeam Government Solutions, Inc., a wholly-owned subsidiary of TechTeam Global, Inc., is based in Chantilly, Virginia, and is a leading IT solutions company that provides IT infrastructure support, information assurance, managed services and application services support to federal, state and local governments. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteam.com/governmentsolutions.
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

News Release
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”
Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly, Virginia; Portsmouth, Rhode Island; Bethesda, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg and Stockholm, Sweden; Bucharest, Romania; Krakow, Poland; and Lausanne, Switzerland.
Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company’s ability to close on the credit facility necessary to pay the purchase price, successfully integrate this acquisition on a timely basis, retain key employees, retain key customers, pay off the debt incurred to complete the acquisition and grow its business with the U.S. Federal Government. There can be no assurance that it will have the impact on the Company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
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Contacts:

TechTeam Government Solutions, Inc.	Boscobel Marketing	Boscobel Marketing
Laura C. Szczybor	Communications	Communications
Director of Corporate Communications	Jessica Klenk	Michael Rudd
(703) 956-8198	(301) 588-2900 Ext. 121	(301) 588-2900 Ext. 115
laura.szczybor@techteam.com	jklenk@boscobel.com	mrudd@boscobel.com
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions